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                                                                     Exhibit 3.7


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                       RESTATED CERTIFICATE OF INCORPORATION

                                         OF

                         BALL-INCON GLASS PACKAGING CORP.










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                                                                  April 27, 1987


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                       RESTATED CERTIFICATE OF INCORPORATION

                                         OF

                          BALL-INCON GLASS PACKAGING CORP.

     This Restated Certificate of Incorporation of Ball-Incon Glass Packaging Corp. amends and restates the Certificate of Incorporation filed by Glasco Inc. (now, by change of name, Ball-Incon Glass Packaging Corporation) with the Secretary of State of the State of Delaware on November 25, 1986, and was duly adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware. On the date this Restated Certificate of Incorporation is filed, each of the 1,000 issued and outstanding shares of Common Stock, $1.00 par value, of the Corporation, shall be converted into five shares of Class A Common Stock, without par value.

     FIRST: The name of this corporation (the "Corporation") is BALL-INCON GLASS PACKAGING CORP.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares of Common Stock, without par value. Such shares shall initially be issued in classes, of which 5,000 shares shall be shares of Class A Common Stock, without par value, and 5,000 shares shall be shares of Class B Common Stock, without par value. Each of such classes shall have such powers and rights as are stated and expressed herein with respect to such class. As provided in Section 2 of this Article FOURTH, the shares of Class A Common Stock and Class B Common Stock are subject to conversion into shares of a single class of Common Stock, without par value, which shall have such powers and rights as are stated and expressed herein with respect to such class.


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


          Section 1. VOTING RIGHTS. (a) Except as otherwise expressly provided in Article SEVENTH hereof and as otherwise required by law, until the Class A Common Stock and Class B Common Stock are converted into a single class of Common Stock pursuant to Section 2 of this Article FOURTH, any action submitted to a vote of shareholders of the Corporation shall require the affirmative vote of the majority of holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class, all such shares shall have equal voting rights within their respective classes and the holders of such shares shall have one vote, in person or by proxy, for each share thereof held.

               (b) Except as otherwise required by law, upon conversion of the Class A Common Stock and Class B Common Stock into a single class of Common Stock, all shares of Common Stock shall have equal voting rights and the holders of such shares shall have one vote, in person or by proxy, for each share thereof held.

          Section 2. CONVERSION OF SHARES. Immediately upon the effectiveness of a registration statement under the Securities Act of 1933 relating to the public offering of any shares of Class A Common Stock or Class B Common Stock, each outstanding share of Class A Common Stock and Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Common Stock, without par value, and thereafter all such Common Stock shall constitute a single class. Upon such conversion, at the written request of any stockholder of the Corporation delivered to the Secretary of the Corporation, the Corporation and its Board of Directors (the "Board") shall take such action as shall be necessary or appropriate to amend this Restated Certificate of Incorporation to reflect such conversion.

          Section 3. OTHER RIGHTS. Except as herein otherwise provided or as otherwise expressly required by law, all shares of Class A Common Stock and Class B Common Stock, and all shares of Common Stock into which such shares are converted, shall be identical in all respects, including rights to dividends and rights on liquidation.

     FIFTH: Until the Class A Common Stock and Class B Common Stock are converted into a single class of Common Stock pursuant to Section 2 of Article FOURTH hereof (a) there shall be six directors of the Corporation divided into two classes, (b) each such class shall consist of three directors and (c) the holders of the Class A Common Stock, voting as a class, shall have the right to elect three directors,


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

and the holders of the Class B Common Stock, voting as a class, shall have the right to elect three directors of the Corporation. After the conversion of the Class A Common Stock and Class B Common Stock into a single class of Common Stock (i) there shall be such number of directors, not less than three, as the Board shall from time to time determine, (ii) such directors shall not be divided into classes and (iii) the holders of the Common Stock shall have the right to elect all the directors of the Corporation. Until the Class A Common Stock and Class B Common Stock are converted into a single class of Common Stock, upon the occurrence of any vacancies in the Board otherwise than by expiration of term of office, a successor shall be elected by a unanimous vote of the directors remaining in office representing the same class of Common Stock as the director whose office has been vacated or by an affirmative vote of a majority of the holders of shares of such class of Common Stock. After the conversion of the Class A Common Stock and Class B Common Stock into a single class of Common Stock, a successor shall be elected by a majority of the directors then in office.

     SIXTH: Subject to Article SEVENTH hereof, the Board shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation as provided in such Bylaws.

     SEVENTH: Until the Class A Common Stock and Class B Common Stock are converted into a single class of Common Stock, all Major Decisions (as defined below), shall require a unanimous vote of all directors then in office or, in the absence of such vote, an affirmative vote of the majority of holders of the Class A Common Stock and of the majority of holders of the Class B Common Stock, voting as separate classes. As used in this Article SEVENTH, a Major Decision shall mean (i) any amendment to this Restated Certificate of Incorporation, (ii) any amendment to the Bylaws of the Corporation, (iii) any issuance by the Corporation of any capital stock, or any option or right to acquire any capital stock of the Corporation, (iv) any borrowing or other financing by the Corporation involving an obligation in excess of $10,000,000, (v) the establishment of an annual capital expenditure budget by the Corporation or any expenditure (or commitment for an expenditure) of more than $5,000,000 in any year not provided for in an approved capital expenditure budget, (vi) any acquisition of a business by the Corporation (whether by acquisition of stock or assets or by merger or consolidation) for a consideration (inclusive of all liabilities assumed and transaction costs) in excess of $10,000,000, (vii) the expansion of the business of the Corporation into any area other than the manufacture, sale and distribution of glass containers, whether such expansion be by acquisition, start-up or otherwise, (viii) the election of the Chairman of the Board and of the chief executive


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officer of the Corporation, (ix) the establishment of an annual dividend policy by the Corporation other than as provided in the Agreement dated as of January 29, 1987, among TBG Inc., Incon Packaging Inc., TBG Europe N.V., Ball Corporation and Glasco Inc. (the "Agreement") or any expenditure or investment that would reduce the availability of dividends under the restrictions imposed by any agreement applicable to the Corporation, (x) the establishment of employment terms for senior executive officers of the Corporation, and (xi) any change of any matter agreed to in the Agreement.

     EIGHTH: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. In addition to any requirements of law and any other provisions herein (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of 80% or more of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, alter or repeal any provision of this Article.

     IN WITNESS WHEREOF, Ball-InCon Glass Packaging Corp. has caused this Restated Certificate of Incorporation to be signed by Richard J. Cutler, its Senior Vice President, and attested by Stephen Green, its Assistant Secretary, this 27th day of April 1987.

                                       BALL-INCON GLASS PACKAGING CORP.
                                         by

                                       /s/ Richard J. Cutler
                                       --------------------------------
                                       Richard J. Cutler
                                       Senior Vice President

ATTEST:
  by

/s/ Stephen Green
----------------------------
Stephen Green
Assistant Secretary



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                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION

                                  *   *   *   *   *

     BALL-InCON GLASS PACKAGING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

     RESOLVED, That the Certificate of Incorporation of BALL-InCON GLASS PACKAGING CORP. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

     "The name of the corporation is BALL GLASS CONTAINER CORPORATION."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 28 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

Certificate of Incorporation shall be effective on its filing date.

     IN WITNESS WHEREOF, said BALL-InCON GLASS PACKAGING CORP. has caused this certificate to be signed by George A. Sissel, its Chairman of the Board of Directors, and attested by Elizabeth A. Overmyer, its Assistant Secretary, the 6th day of June 1994.

                                       BALL InCON GLASS PACKAGING CORP.


                                       By:  /s/ George A. Sissel
                                          -----------------------------
                                          George A. Sissel, Chairman
                                          of the Board of Directors
ATTEST:

By:/s/ Elizabeth A. Overmeyer
   --------------------------
       Elizabeth A. Overmyer
       Assistant Secretary



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